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                                                                     EXHIBIT 3.2


                                 AMENDMENT NO. 1
                                     TO THE
                            STOCK PURCHASE AGREEMENT

         Amendment No. 1, dated as of May 28, 1998 (the "Amendment"), to the Stock Purchase Agreement, dated as of January 30, 1998 (the "Purchase Agreement"), among AMVESCAP PLC, a public limited company, incorporated under the laws of England and Wales ("Buyer Parent"), AMD Acquisition Corp., a Delaware corporation ("Buyer") and/or other Affiliate of Buyer designated by Buyer in accordance with the Purchase Agreement as a purchaser thereunder of shares of or interest in any of the Companies or the LGT Verwaltungs Interest ("Buyer Affiliates"), Liechtenstein Global Trust, AG, an Aktiengesellchschaft organized under the laws of Liechtenstein ("LGT AG"), LGT Holding Luxembourg SA, a Luxembourg Societe Anonyme ("LGT Luxembourg"), LGT Holding (International) AG, Zurich, an Aktiengesellchschaft organized under the laws of Switzerland ("LGT ZH") and LGT Bank in Liechtenstein (Cayman) Limited, a direct wholly-owned subsidiary of LGT AG organized in the Cayman Islands (the "Cayman Islands Seller").

         Capitalized terms used herein without definition have the meanings given thereto in the Purchase Agreement.

                                    RECITALS

         A. Buyer Parent, Buyer, LGT AG and LGT ZH have entered into the Purchase Agreement.

         B. LGT AG desires to transfer all of the issued and outstanding shares of LGT Bank Cayman to the Cayman Islands Seller, prior to the sale and transfer of the shares of LGT Bank Cayman to the Buyer Parent (the "Cayman Islands Reorganization"), and the Buyer Parent desires to allow the Cayman Islands Reorganization.

         C. The parties desire to provide for the purchase by the Buyer Parent and/or Buyer Affiliates of the Transferred Companies that are the direct Subsidiaries of LGT Luxembourg in lieu of the purchase of all of the issued and outstanding shares of LGT Luxembourg by the Buyer and/or Buyer affiliates.

         D. The parties desire to amend the Purchase Agreement in certain other respects, all as set forth in this Amendment.



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         NOW, THEREFORE, the parties hereto hereby agree to amend and modify the
Purchase Agreement as follows:

         1. Definitions. (a) The definitions of the following terms in the Purchase Agreement are modified as set forth below:

         The term "Agreement" shall mean the Purchase Agreement, as amended by this Amendment, and as may be further amended, modified, supplemented or restated from time to time. Each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Purchase Agreement shall mean and be a reference to the Purchase Agreement, as amended by this Amendment and as may be further amended, modified, supplemented or restated from time to time.

         The term "AVZ" shall mean AVZ, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer Parent.

         The definition of the term "Buyer Affiliates" shall include AVZ and Buyer Parent. All references to Buyer Affiliates shall include AVZ in all respects as if it was an original party to the Agreement.

         The definition of the term "Companies" is hereby modified to exclude LGT Luxembourg and to include the following Persons: (i) LGT Asset Management (Pacific) Limited, a company limited by shares incorporated in Hong Kong ("LGT Hong Kong"), (ii) LGT Asia Nies Japan Management SA., a Luxembourg Societe Anonyme ("Asia Nies"), (iii) GT Europe Management SA., a Luxembourg Societe Anonyme ("GT Europe"), (iv) LGT Asset Management Ltd., a limited company incorporated in Guernsey ("LGT Guernsey"), (v) GT US Small Companies Management SA., a Luxembourg Societe Anonyme ("GT SC"),
      (vi) GT Investment Management SA., a Luxembourg Societe Anonyme ("GT IM"),
      (vii) LGT Asset Management Inc., a corporation incorporated in the State of California ("LGT California"), (viii) LGT Bank in Liechtenstein (Osterreich) AG, a stock company incorporated in Austria ("LGT Austria"), and (ix) LGT Asset Management Holdings Ltd., a limited company incorporated in Ireland ("LGT Ireland").

         The definition of the term "Company Subsidiary" is hereby amended and restated in its entirety to mean the direct or indirect Subsidiaries of any and each Company,




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         The definition of the term "Seller" is hereby modified to include LGT
      Luxembourg and the Cayman Islands Seller.

         The definition of the term "Shares" is hereby modified and restated in its entirety to mean the UK Shares, the Cayman Shares, the LGT Verwaltungs Interest, the LGT Hong Kong Shares, the Asia Nies Shares, the GT Europe Shares, the LGT Guernsey Shares, the GT SC Shares, the GT IM Shares, the LGT California Shares, the LGT Austria Shares and LGT Ireland Shares.

         (b) The following terms, in lieu of the meanings given thereto in
Section 2.1 of the Purchase Agreement, shall have the meanings given thereto in
Section 2 of this Amendment: UK Shares; Cayman Shares; and LGT Verwaltungs
Shares.

         2. Purchase and Sale of the Shares. Section 2.1 of the Purchase Agreement is hereby modified so that in lieu of the sale by the Sellers and the purchase by the Buyer or Buyer Affiliates of the interests in the Transferred Companies therein, the Sellers shall sell and the Buyer Parent and the Buyer Affiliates shall purchase the following, all upon the term and condition otherwise contemplated in Section 2.1: (i) all of the issued and outstanding ordinary shares, par value L1 per share, of LGT UK (the "UK Shares"), (ii) all of the issued and outstanding shares, par value DM1 per share, of LGT Bank Cayman (the "Cayman Shares"), (iii) all of the issued and outstanding ordinary shares of LGT Hong Kong (the "LGT Hong Kong Shares"), (iv) all of the issued and outstanding ordinary shares of Asia Nies (the "Asia Nies Shares"), (v) all of the issued and outstanding ordinary shares of GT Europe (the "GT Europe Shares"), (vi) all of the issued and outstanding ordinary shares of LGT Guernsey (the "LGT Guernsey Shares"), (vii) all of the issued and outstanding ordinary shares of GT SC (the "GT SC Shares"), (viii) all of the issued and outstanding ordinary shares of GT IM (the "GT IM Shares"), (ix) all of the issued and outstanding ordinary shares of LGT California (the "LGT California Shares"), (x) all of the issued and outstanding ordinary shares of LGT Austria (the "LGT Austria Shares"), (xi) 25% of the issued and outstanding shares of LGT Ireland (the "LGT Ireland Shares"), and (xii) all of the equity interests in LGT Verwaltungs (the "LGT Verwaltungs Interest").

         3. Amendment to Section 2.3 Sections 2.3(a) and (b) of the Purchase Agreement are amended and restated in their entirety as follows:

         (a) (i) LGT AG shall deliver or shall cause the Cayman Islands Seller to deliver to the Buyer Parent, free and clear of all Liens, all of the Cayman Shares (accompanied by stock power duly executed in blank); (ii) LGT AG shall deliver




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      to the Buyer Parent, free and clear of all Liens, all of the UK Shares
      (accompanied by stock power duly executed in blank); (iii) LGT AG shall deliver or cause LGT Luxembourg to deliver to the Buyer Parent, free and clear of all Liens, all of the UK Shares, Asia Nies Shares, GT Europe Shares, GT IM Shares, GT SC Shares, LGT Austria Shares, LGT Guernsey Shares, LGT Hong Kong Shares and LGT Ireland Shares, in each case accompanies by duly executed stock power, stock transfer form or such other instrument as may be appropriate to transfer ownership of such Shares to the Buyer Parent; (iv) LGT AG shall deliver or shall cause LGT ZH to deliver to the Buyer Parent such documents and instruments and to take such other steps as may be necessary to effect the legal transfer of all of the LGT Verwaltungs Interest, free and clear of all Liens; and (v) LGT AG shall deliver or shall cause LGT Luxembourg to deliver to AVZ, free and clear of all Liens, all of the LGT California Shares, accompanied by stock powers duly executed in blank;

         (b) The Sellers shall deliver or cause to be delivered to the Buyer Parent (i) instruments evidencing the resignation of each director of each Transferred Company and each officer of each Transferred Company that is also an officer of LGT AG, (ii) an instrument evidencing the resignation of Prince Philipp von und zu Liechtenstein as a partner of LGT Bank in Liechtenstein & Co., Privatbankiers, Frankfurt ("LGT Frankfurt"), and (iii) all certificates and other instruments and documents which are expressly required pursuant to this Agreement to be delivered by the Sellers to the Buyer at the Closing; and

         4. Representations and Warranties. LGT AG represents and warrants to the Buyer as follows, which representations and warranties shall be included in, and be part of, Article III of the Agreement:

         (a) Each Company is duly organized and validly existing under the laws of its jurisdiction of organization and has the corporate or partnership power, as the case may be, to carry on its business as now being conducted.

         (b) LGT AG shall cause LGT California to deliver to Buyer and Buyer Parent (i) a certification from LGT California, dated no more than 30 days prior to the Closing Date and signed by a responsible corporate officer of LGT California, that LGT California is not, and has not been at any time during the five years preceding the date of such certification, a United States real property holding company, as defined in section 897(c)(2) of the Code, and (ii) proof reasonably satisfactory to the Buyer and Buyer Parent that LGT California has provided notice of such certification to the Internal Revenue Service in accordance with section 1.897-2(h)(2) of the Treasury Regulations prescribed under the Code.



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         (c) LGT Luxembourg is and, at all times since December 31, 1996 has been, a pure holding company and has not engaged in any business or activity, other than its ownership of the LGT Hong Kong Shares, Asia Nies Shares, GT Europe Shares, LGT Guernsey Shares, GT SC Shares, GT IM Shares, LGT California Shares, LGT Austria Shares and LGT Ireland Shares, and its investment in Long-Term Capital Management, and activities related solely to such ownership and investment. LGT Luxembourg does not own, hold or have any assets (whether tangible or intangible, real or personal), other than its ownership of the LGT Hong Kong Shares, Asia Nies Shares, GT Europe Shares, LGT Guernsey Shares, GT SC Shares, GT IM Shares, LGT California Shares, LGT Austria Shares and LGT Ireland Shares, and its investment in Long-Term Capital Management. The exclusion of LGT Luxembourg as a Transferred Company will have no adverse impact on the continued ability of the Transferred Companies to conduct operations as historically conducted, whether from a regulatory, operating or other perspective.

         5. Amendment and Restatement of Section 3.4. Section 3.4 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

         3.4 Ownership of Shares and Equity Interest; Title. (a) As of the date of this Agreement, LGT AG is the sole record and beneficial owner of the UK Shares and the Cayman Shares and, as of the Closing Date, LGT AG will be the sole record and beneficial owner of the UK Shares and the Cayman Islands Seller will be the sole record and beneficial owner of the Cayman Shares. As of the date of this Agreement, LGT AG has, and as of the Closing Date, the Cayman Islands Seller will have and shall transfer to Buyer Parent or Buyer Affiliates at the Closing, good title to the Cayman Shares, except as (i) created by this Agreement and (ii) for restrictions imposed by U.S. federal and state or non-U.S. securities laws. As of the date of this Agreement, LGT AG has, and as of the Closing Date, will have and shall transfer to the Buyer Parent or Buyer Affiliate at the Closing, good titles to the UK Shares, and in the case of the UK Shares, with full title guarantee for the purposes of the Law of Property (Miscellaneous Provisions) Act of 1994, free and clear of any and all Liens, except (i) as created by this Agreement and (ii) for restrictions imposed by U.S. federal and state or non-U.S. securities laws.

         (b) LGT Luxembourg is the sole record and beneficial owner of the LGT Hong Kong Shares, the Asia Nies Shares, the GT Europe Shares, the LGT Guernsey Shares, the GT SC Shares, the GT IM Shares, the LGT California Shares, the LGT Austria Shares and the LGT Ireland Shares. LGT Luxembourg has, and shall transfer to Buyer or Buyer Affiliates at the Closing, good title to the



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      LGT Hong Kong Shares, the Asia Nies Shares, the GT Europe Shares, the LGT
      California Shares, the LGT Guernsey Shares, the GT SC Shares, the GT IM Shares, the LGT Austria Shares and the LGT Ireland Shares, in each case free and clear of any Liens, except (i) as created by this Agreement and
      (ii) for restrictions imposed by U.S. federal and state or non-U.S. securities laws.

         (c) LGT ZH is the sole record and beneficial owner of the LGT Verwaltungs Interest and shall transfer good title to the Verwaltungs Interest to the Buyer Parent at the Closing, free and clear of any and all Liens except (i) as created by this Agreement and (ii) for restrictions imposed by U.S. federal and state or non-U.S. securities laws.

         6. Cayman Islands Reorganization. Notwithstanding anything in Section
5.6 of the Purchase Agreement to the contrary, the Sellers may effect the Cayman Islands Reorganization.

         7. Schedules to Agreement. The parties agree and acknowledge that the schedules attached hereto as Schedule I are the Schedules to the Purchase Agreement.

         8. Counterparts. Except as set forth expressly in this Amendment, all of the terms of the Purchase Agreement shall be and remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

         9. Effectiveness. This Amendment will come into force and become effective immediately prior to the Closing.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              AMVESCAP PLC


                              By:      /s/ Robert F. McCullough
                                 --------------------------------------------
                                      Name:  Robert F. McCullough
                                      Title: Chief Financial Officer

                              By:      /a/ A.D. Frazier
                                 --------------------------------------------
                                      Name:  A.D. Frazier
                                      Title: Director

                              AMD Acquisition Corp.


                              By:      /s/ Robert E. McCullough
                                 --------------------------------------------
                                      Name:  Robert F. McCullough
                                      Title: Chief Financial Officer

                              Liechtenstein Global Trust, AG


                              By: /s/ Prinz Philipp von und zu Liechtenstein
                                 --------------------------------------------
                                      Name:  Prinz Philipp von und zu
                                             Liechtenstein
                                      Title: Chairman

                              By:   /s/ Konrad Bachinger
                                 --------------------------------------------
                                      Name:  Konrad Bachinger
                                      Title: Company Secretary




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                                LGT Holding Luxembourg S.A.

                                By: /s/ Prince Phillip     /s/ Konrad Bachinger
                                    -------------------------------------------
                                    Name: Prince Philipp       Konrad Bachinger
                                    Title:                   Director

                                LGT Holding (International) AG, Zurich

                                By: /s/ Prince Philipp     /s/ Konrad Bachinger
                                    --------------------------------------------
                                    Name: Prince Philipp       Konrad Bachinger
                                    Title:                   Director

                                LGT Bank in Liechtenstein (Cayman) Limited

                                By: /s/ Konrad Bachinger
                                    --------------------------------------------
                                    Name:  Konrad Bachinger
                                    Title: Director




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